Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock of Take-Two Interactive Software, Inc., par value $0.01 per share	Rule 457(c)	516,179(2)	$153.48 (3)	$79,223,152.92 (3)	0.0001476	$11,693.34

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$79,223,152.92 (3)		$11,693.34

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$11,693.34

(1)

In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of stock splits, stock dividends, capitalizations or similar events.

(2)

Represents shares issuable upon the settlement of outstanding restricted units granted under the 2017 Stock Incentive Plan pursuant to the terms of the Restricted Unit Agreement, dated as of June 3, 2024 by and between to ZMC Advisors, L.P. and the registrant.

(3)

Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the Nasdaq Global Select Market, for our Common Stock on May 24, 2024.